Exhibit 2.1

AGREEMENT AND PLAN OF
REORGANIZATION BY AND AMONG
DIGIMARC CORPORATION, DESCHUTES PARENT, INC. AND
DESCHUTES MERGER SUB, INC.

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”), dated as of March 12, 2026, is by and among Digimarc Corporation, an Oregon corporation (the “Company”), Deschutes Parent, Inc., an Oregon corporation (“Holdings”), and Deschutes Merger Sub, Inc., an Oregon corporation (“Merger Sub”).

WITNESSETH:

WHEREAS, the Company has an authorized capital stock of 52,500,000 shares, consisting of (i) 50,000,000 shares of common stock, $0.001 par value per share (the “Company Common Stock”), of which 22,093,287 shares are issued and outstanding as of the date hereof, and (ii) 2,500,000 shares of preferred stock, $0.001 par value per share (the “Company Preferred Stock” and, together with the Company Common Stock, the “Company Securities”), of which 10,000 shares of Redeemable Nonvoting Preferred Stock are issued and outstanding on the date hereof (the “Company Redeemable Preferred Stock”);

WHEREAS, Holdings has an authorized capital stock of 52,500,000 shares, consisting of (i) 50,000,000 shares of common stock, $0.001 par value per share (the “Holdings Common Stock”), of which one share is issued and outstanding and is held by the Company as of the date hereof, and (ii) 2,500,000 shares of preferred stock, $0.001 par value per share (the “Holdings Preferred Stock” and, together with the Holdings Common Stock, the “Holdings Securities”), of which one share is issued and outstanding and is held by the Company as of the date hereof;

WHEREAS, Merger Sub has an authorized capital stock consisting of 100 shares of common stock, par value $0.001 per share, (the “Merger Sub Common Stock”), of which one share is issued and outstanding and is held by Holdings on the date hereof;

WHEREAS, the Company, Holdings and Merger Sub desire to effect a reorganization of the Company into a holding company structure by means of the Merger (as defined below), followed by the Conversion (as defined below), pursuant to which the Company will become a wholly owned subsidiary of Holdings and shareholders of the Company will exchange their Company Securities for Holdings Securities (the “Reorganization”);

WHEREAS, the boards of directors of the Company, Holdings and Merger Sub each desire that, to facilitate the Reorganization, (i) Merger Sub merge with and into the Company (the “Merger”) pursuant to Section 60.487 of the Oregon Revised Statutes (the “ORS”) on the terms set forth in this Agreement, which is intended to constitute, inter alia, an agreement of merger for the purposes of the ORS, and (ii) effective on the day immediately following the effective date of the Merger, the Company will be converted from an Oregon corporation to an Oregon limited liability company (the “Conversion”) pursuant to Section 60.472 of the ORS on the terms set forth in this Agreement, and the boards of directors of the Company, Holdings and Merger Sub have each adopted this Agreement and authorized the Company, Holdings and Merger Sub, respectively, to join and be bound by it; and

WHEREAS, the board of directors of the Company has directed that this Agreement be submitted to a vote of the Company’s shareholders at its annual meeting of shareholders (the “Annual Meeting”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows.

ARTICLE ONE
THE MERGER

1.1

The Merger; Effect of Merger; Conversion. At the Effective Time (as defined in Section 1.2 below), Merger Sub shall be merged with and into the Company pursuant to Section 60.487 of the ORS, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Oregon, all with the effect provided in the ORS, all as more fully described in the Agreement and Plan of Merger attached as Annex A hereto. The Company, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Sub in accordance with the ORS. At the Effective Time of the Conversion (as defined in Section 1.2 below), the Company, as the surviving corporation, shall be converted from an Oregon corporation to an Oregon limited liability company and continue as a wholly owned subsidiary of Holdings.

1.2

Effective Time. The Effective Time (as defined below) shall be the Pacific Time at which a duly executed copy of Articles of Merger with respect to the Merger is filed in the office of the Secretary of State of Oregon in accordance with the provisions of the ORS, or at such later Pacific Time as is agreed to by the parties to this Agreement and specified in the Articles of Merger (the “Effective Time,” and the date during which the Effective Time occurs, the “Effective Date”). The effective time of the Conversion will be 12:01 A.M. Pacific Time of the day immediately following the Effective Date of the Merger (the “Effective Time of the Conversion”).

1.3

Company Articles of Incorporation. The articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, continue to be the articles of incorporation of the Company and shall thereafter continue in full force and effect as the articles of incorporation of the surviving corporation until such articles of incorporation shall thereafter be amended as provided by law or, if earlier, until the Effective Time of the Conversion, upon which the limited liability company will be governed by its articles of formation.

1.4

Company Bylaws. The bylaws of the Company, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, continue to be the bylaws of the Company and shall thereafter continue in full force and effect as the bylaws of the surviving corporation until such bylaws shall thereafter be amended as provided by law or, if earlier, until the Effective Time of the Conversion, upon which the limited liability company will be governed by its limited liability company agreement.

1.5

Company’s and Holdings’ Directors and Officers. The directors and officers, respectively, of the Company immediately prior to the Effective Time shall continue as the directors and officers, respectively, of Holdings following the Effective Time, to hold office until their successors have been duly elected and qualified in accordance with the articles of incorporation and bylaws of Holdings.

1.6

Holdings Articles of Incorporation and Bylaws. Prior to the Effective Time, Holdings and the Company shall take all action reasonably necessary to cause Holdings’ articles of incorporation and bylaws to read in their entirety substantially as set forth in Annex B and Annex C, attached hereto, respectively.

ARTICLE TWO
CONVERSION OF SHARES

2.1

Company Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one duly issued, fully paid and nonassessable share of Holdings Common Stock upon compliance with the procedures specified in Article Three of this Agreement. No shares of Company Common Stock shall be issued or outstanding after the Effective Time, except as set forth in Section 2.2 below.

2.2

Company Preferred Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Redeemable Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one duly issued, fully paid and nonassessable share of Redeemable Nonvoting Preferred Stock of Holdings (“Holdings Redeemable Preferred Stock”) upon compliance with the procedures specified in Article Three of this Agreement. No shares of Company Redeemable Preferred Stock shall be issued or outstanding after the Effective Time.

2.3

Merger Sub Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock and, as a result thereof, Holdings shall become the sole shareholder of the Company. At the Effective Time of the Conversion, all of the outstanding shares of Company Common Stock will be converted to limited liability interests pursuant to the Conversion, whereupon Holdings will own all of the limited liability interests in the Company.

2.4

Holdings Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Holdings Common Stock issued and outstanding and held by the Company immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding.

2.5

Holdings Preferred Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Holdings Preferred Stock issued and outstanding and held by the Company immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding.

2.6

Stock Plans. At the Effective Time, Holdings shall assume and continue the Company’s obligations under the Digimarc Corporation 2008 Incentive Plan, as amended (the “2008 Incentive Plan”), and continue the Company’s obligations under the Digimarc Corporation 2018 Incentive Plan, as amended (the “2018 Incentive Plan” and, together with the 2008 Incentive Plan, the “Plans” and each individually, a “Plan”) and shall be substituted as the “Company” under the terms and provisions of each of the Plans and assume all rights and obligations of the Company under each Plan as theretofore in effect and all stock options, restricted stock, restricted stock units, performance-based restricted stock units and other awards outstanding thereunder (the “Outstanding Awards”). The Plans and the Outstanding Awards shall, pursuant to their terms, thereafter, apply to shares of Holdings Common Stock in the same manner as they theretofore applied to shares of Company Common Stock. Prior to the Effective Time, the Company shall take such action with respect to each Plan as is appropriate to facilitate performance of the foregoing provisions of this Section 2.6.

2.7

Name Change. As promptly as practicable after the Effective Time, Holdings shall take such action as is necessary to effect a name change of Holdings from “Deschutes Parent, Inc.,” as such name may be amended from time to time, to “Digimarc Corporation.”

ARTICLE THREE
EXCHANGE OF STOCK CERTIFICATES

3.1

Appointment of Exchange Agent. At or prior to the Effective Time, Holdings shall appoint an exchange agent (“Exchange Agent”) for the purpose of facilitating the exchange of Company Securities for Holdings Securities including certificates evidencing shares of Company Common Stock or Company Preferred Stock (“Company Certificates”) for book-entry shares evidencing such shares of Holdings Common Stock or Holdings Preferred Stock.

3.2

Exchange Procedures for Certificated Shares. As promptly as reasonably practicable after the Effective Time, Holdings and the Company shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of certificated shares of Company Securities: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Company Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Company Certificate shall be entitled to receive in exchange therefor, as applicable: book-entry shares representing that number of shares of Holdings Common Stock or Holdings Redeemable Preferred Stock, as applicable, as the number of shares of Company Common Stock or Company Redeemable Preferred Stock, as applicable, represented by the surrendered Company Certificate and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3, and the Company Certificates so surrendered shall forthwith be cancelled. In addition, each outstanding book-entry that, immediately prior to the Effective Time, evidenced shares of Company Common Stock or Company Redeemable Preferred Stock, as applicable, shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdings Common Stock or Holdings Redeemable Preferred Stock, as applicable.

3.3

Restriction on Payment of Dividends and Distributions. No dividends or other distributions declared after the Effective Time with respect to Holdings Common Stock or Holdings Redeemable Preferred Stock, as applicable, shall be paid to the holder of any unsurrendered Company Certificate until the holder thereof shall surrender such Company Certificate in accordance with Section 3.2. After the surrender of a Company Certificate in accordance with Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Holdings Common Stock or Holdings Redeemable Preferred Stock, as applicable, represented by such Company Certificate. Notwithstanding the foregoing, to the fullest extent permitted by law, none of Holdings, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock or Holdings Redeemable Preferred Stock, as applicable, or for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

3.4

Issuance of Holdings Securities in a Different Name. If any Holdings Securities are to be issued pursuant to Section 3.2 in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of any book-entry shares of Holdings Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.5

No Transfers of Company Common Stock or Company Preferred Stock After the Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock or shares of Company Redeemable Preferred Stock, which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of Holdings with respect to such shares and no book-entry shares of Holdings Common Stock shall be issued in exchange for such shares of Company Common Stock or Company Redeemable Preferred Stock, as applicable, unless and until such Company Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.2 (or such other documents as are satisfactory to Holdings and the Exchange Agent in their sole discretion).

3.6

Lost Certificates. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holdings, the posting by such person of a bond in such amount as Holdings may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate book-entry shares representing the shares of Holdings Common Stock or Holdings Redeemable Preferred Stock, as applicable, to which the holder thereof is entitled pursuant to Section 2.1 or Section 2.4, as applicable, and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3.

3.7

Uncertificated Shares. In the case of each share of Company Common Stock or Company Redeemable Preferred Stock, as applicable, that is not represented by a certificate, the Exchange Agent shall issue at the Effective Time one book-entry share of Holdings Common Stock or Holdings Redeemable Preferred Stock, as applicable, to the holders of such security without any action by such holder, and in the case of Company Common Stock or Company Redeemable Preferred Stock, as applicable, such holder shall be deemed to have surrendered Company Certificates in accordance with Section 3.2.

ARTICLE FOUR
CONDITIONS TO REORGANIZATION

4.1

Conditions to Reorganization. The consummation of the Reorganization is subject to the satisfaction, or (to the extent permitted by law) waiver by the Company, of the following conditions prior to the Effective Time:

a.	Consents. Any consents, approvals or authorizations that the Company deems necessary or appropriate to be obtained in connection with the consummation of the Reorganization shall have been obtained;

b.

Company Shareholder Approval. This Agreement shall have been adopted and approved by holders of shares of Company Common Stock representing a majority of all the votes entitled to be cast, in accordance with the ORS;

c.	Holdings Board and Shareholder Approval. This Agreement shall have been adopted and approved by the board of directors and sole shareholder of Holdings;

d.	Merger Sub Board and Shareholder Approval. This Agreement shall have been adopted and approved by the board of directors and sole shareholder of Merger Sub; and

e.

Listing. The listing of Holdings Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) shall have been determined to be treated as a substitution listing event in connection with the Reorganization or, in the alternative, Holdings Common Stock to be issued and reserved for issuance in connection with the Reorganization shall have been approved for listing by Nasdaq.

ARTICLE FIVE
AMENDMENT, DEFERRAL AND TERMINATION

5.1	Amendment. The parties hereto, by mutual consent of their respective boards of directors, may amend this Agreement prior to the filing of the Articles of Merger with the Secretary of State of Oregon.

5.2

Deferral. Consummation of the Reorganization may be deferred by the board of directors of the Company or any authorized officer of the Company following the Annual Meeting if said board of directors or authorized officer determines that such deferral would be advisable and in the best interests of the Company and its shareholders.

5.3

Termination. This Agreement may be terminated and the Reorganization abandoned at any time prior to the filing of the Articles of Merger with the Secretary of State of Oregon, whether before or after approval of this Agreement by the shareholders of the Company or, by action of the board of directors of the Company, if the board of directors of the Company determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of the Company and its shareholders.

ARTICLE SIX
MISCELLANEOUS

6.1	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon.

6.2

Further Assurances. From time to time on and after the Effective Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Reorganization. Merger Sub hereby authorizes and empowers the Company, as the surviving corporation, to execute and deliver all such assignments, assurances and other instruments and to take all such further actions in the name of Merger Sub following the Effective Time.

6.3

Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

6.4	Description of Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

DIGIMARC CORPORATION

By:	/s/ Charles Beck
Name:	Charles Beck
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

DESCHUTES PARENT, INC.

By:	/s/ Charles Beck
Name:	Charles Beck
Title:	Treasurer and Secretary

DESCHUTES MERGER SUB, INC.

By:	/s/ Charles Beck
Name:	Charles Beck
Title:	Treasurer and Secretary

ANNEX A
AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”) is entered into as of March 12, 2026, by and among Digimarc Corporation, an Oregon corporation (the “Company”), Deschutes Parent, Inc., an Oregon corporation (“Holdings”), and Deschutes Merger Sub, Inc., an Oregon corporation (“Merger Sub”).

RECITALS

A.    Holdings is an Oregon corporation and a wholly owned subsidiary of the Company on the date hereof.

B.    Merger Sub is an Oregon corporation and a wholly owned subsidiary of Holdings on the date hereof.

C.    The Company is an Oregon corporation. All of the shares of stock in Holdings issued and outstanding on the date hereof are held by the Company.

D.    Each of the Company, Holdings and Merger Sub desire that Merger Sub merge with and into the Company (the “Merger”) as authorized by the laws of the State of Oregon.

AGREEMENT

In consideration of the foregoing recitals and of the following covenants and agreements set forth in this Agreement, and for the purpose of prescribing the terms and conditions of the Merger, the parties agree as follows:

1.	Merger; Effectiveness.

1.1

Merger Sub shall be merged with and into the Company pursuant to Section 60.487 of the Oregon Revised Statutes (“ORS”) and in accordance with the terms and conditions of this Merger Agreement, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Oregon, all with the effect provided in the ORS, as a wholly owned subsidiary of Holdings.

1.2	Upon completion of the following events:

(i)	the adoption of the plan of merger as stated herein by the Board of Directors of the Company;

(ii)	the adoption of the plan of merger as stated herein by the Board of Directors of Holdings;

(iii)	the adoption of the plan of merger as stated herein by the Board of Directors of Merger Sub;

(iv)	the approval of the plan of merger as stated herein by the holders of common stock, $0.001 par value per share, of the Company;

(v)	the approval of the plan of merger as stated herein by the holder of common stock, $0.001 par value per share, of Holdings;

(vi)	the approval of the plan of merger as stated herein by the holder of common stock, $0.001 par value per share, of Merger Sub; and

(vii)	the execution by the Company of the Articles of Merger and the filing of such Articles of Merger with the State of Oregon;

the Merger shall become effective at 11:59 p.m. Pacific Time on the date on which a duly executed copy of Articles of Merger with respect to the Merger is filed in the office of the Secretary of State of Oregon in accordance with the provisions of the ORS (such date and time, the “Effective Time”).

2.

Articles of Incorporation. The articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, continue to be the articles of incorporation of the Company and shall thereafter continue in full force and effect as the articles of incorporation of the Company until such articles of incorporation shall thereafter be amended as provided by law.

3.

Bylaws. The bylaws of the Company, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, continue to be the bylaws of the Company and shall thereafter continue in full force and effect as the bylaws of the Company until such bylaws shall thereafter be amended as provided by law.

4.

Directors and Officers. The directors and officers of the Company in office immediately prior to the Effective Time shall continue as the directors and officers, respectively, of the Company following the Effective Time, to hold office until their successors have been duly elected and qualified in accordance with the articles of incorporation and bylaws of the Company.

5.

Treatment of Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of stock of the Company or any shares of stock of Merger Sub, all issued and outstanding shares of stock of Merger Sub, all of which are owned by Holdings, shall be cancelled, and no consideration shall be delivered in exchange therefor.

6.

Rights, Duties, Powers, Liabilities, Etc. At the Effective Time, the separate existence of Merger Sub shall cease, and Merger Sub shall be merged in accordance with the provisions of this Merger Agreement with and into the Company, which shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, duties and liabilities of the Company and Merger Sub; and all such things shall be taken and deemed to be transferred to and vested in the Company without further act or deed; and the title to any real estate, or any interest therein, vested by deed or otherwise in either the Company or Merger Sub, shall be vested in the Company without reversion or impairment. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either the Company or Merger Sub, may be prosecuted to judgment or decree as if the Merger had not taken place, and the Company may be substituted in any such action or proceeding.

7.

Implementation. Each of the Company and Merger Sub shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Oregon to consummate and make effective the Merger, and shall execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be necessary, proper or advisable to effect the transactions contemplated by this Merger Agreement.

8.

Termination. This Merger Agreement may be terminated for any reason at any time before the filing of Articles of Merger with the State of Oregon (whether before or after adoption by the Board of Directors of each of the Company, Holdings, and Merger Sub) by resolution of the Board of Directors of the Company.

9.	Amendment. This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date first written above.

DIGIMARC CORPORATION

By:
Name:	Charles Beck
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

DESCHUTES PARENT, INC.

By:
Name:	Charles Beck
Title:	Treasurer and Secretary

DESCHUTES MERGER SUB, INC.

By:
Name:	Charles Beck
Title:	Treasurer and Secretary

ANNEX B

ARTICLES OF INCORPORATION
OF
DESCHUTES PARENT, INC.

ARTICLE I

NAME

The name of this Corporation (which is hereinafter referred to as the “Corporation”) is Deschutes Parent, Inc.

ARTICLE II

PURPOSE

The Corporation shall have the power to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act as amended from time to time (the “Act”).

ARTICLE III

STOCK

Section 1.    Authorization. The aggregate number of shares which the Corporation shall have authority to issue is 52,500,000 shares, consisting of (i) 50,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”); and (ii) 2,500,000 shares of preferred stock (“Preferred Stock”), $0.001 par value per share.

Section 2.    Common Stock. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor. On dissolution of the Corporation, after any preferential amount with respect to Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation. Holders of the Common Stock shall not have preemptive rights.

Section 3.    Series of Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by the Act, and by the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designation, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series shall include determination of the following:

(a)	The number of shares in and the distinguishing designation of that series;

(b)	Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

(c)

Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

(d)

Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

(e)	The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

(f)

The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

(g)	Any other relative rights, preferences and limitations of the series that are permitted by law to vary.

Section 4.    Series A Redeemable Nonvoting Preferred Stock. Ten Thousand (10,000) shares of Preferred Stock of the Corporation are hereby designated as Series A Redeemable Nonvoting Preferred Stock (the “Series A Redeemable Nonvoting Preferred”) with the following powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof:

(a)	Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph shall have, for the purposes of this Section 4, the meanings herein specified.

(i)	Issue Date. The term “Issue Date” shall mean the date that shares of Series A Redeemable Nonvoting Preferred are first issued by the Corporation.

(ii)

Junior Stock. The term “Junior Stock” shall mean the Common Stock and any class or series of shares of the Corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the shares of Series A Redeemable Nonvoting Preferred shall have received the Stated Value of all outstanding shares of Series A Redeemable Nonvoting Preferred as of the date of such liquidation, dissolution or winding up, plus any accrued and unpaid dividends to such date.

(iii)

Parity Stock. The term “Parity Stock” shall mean, for purposes of this Section 4, any class or series of shares of the Corporation issued after the Issue Date entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Redeemable Nonvoting Preferred.

(iv)

Senior Stock. The term “Senior Stock” shall mean any class or series of shares of the Corporation issued after the Issue Date ranking senior to the Series A Redeemable Nonvoting Preferred in respect of the right to receive dividends, or assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

(v)	Stated Value. The term “Stated Value” when used in reference to the Series A Redeemable Nonvoting Preferred shall mean $5.00 per share of Series A Redeemable Nonvoting Preferred.

(b)	Dividend Rate; Payment. No dividends shall be declared or paid on the Series A Redeemable Nonvoting Preferred.

(c)

Liquidation, Dissolution or Other Winding Up of the Corporation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Corporation, subject to the prior preferences and other rights of any shares of Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the shares of Series A Redeemable Nonvoting Preferred shall be entitled to be paid the Stated Value of all outstanding shares of Series A Redeemable Nonvoting Preferred as of the date of such liquidation or dissolution or such other winding up, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Series A Redeemable Nonvoting Preferred, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall have a preference, then the remaining assets and funds of the Corporation shall be distributed pro rata, on a share-for-share basis, among the holders of shares of Junior Stock. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of Series A Redeemable Nonvoting Preferred and of any shares of Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any shares of Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the shares of Series A Redeemable Nonvoting Preferred and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. For purposes of this Section 4(c), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution, distribution of assets or winding-up of the Corporation, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding-up of the business of the Corporation.

(d)	Voting Rights. The Series A Redeemable Nonvoting Preferred shall have no voting rights other than such rights as may be required by law.

(e)

Redemption. The Corporation at its sole option shall have the right to redeem out of funds lawfully available therefor the Series A Redeemable Nonvoting Preferred, in whole or in part, at any time or from time to time, upon the terms and conditions which shall have been fixed and determined by the Board with respect thereto. The Corporation shall effect redemption by paying cash in an amount per share equal to the Stated Value.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of the Series A Redeemable Nonvoting Preferred to be redeemed at the address shown in the records of the Corporation; provided that, if the Series A Redeemable Nonvoting Preferred is held in book-entry form through DTC, the Corporation may give notice in any manner permitted by DTC. Each notice will state, as appropriate: (i) the redemption date; (ii) the number of shares of Series A Redeemable Nonvoting Preferred to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares of Series A Redeemable Nonvoting Preferred are to be surrendered for payment of the redemption price if any such certificates are outstanding; and (v) the CUSIP, ISIN or similar identification number or numbers of the Series A Redeemable Nonvoting Preferred to be redeemed. If fewer than all shares of Series A Redeemable Nonvoting Preferred are to be redeemed, the Board of Directors shall select, in such manner as in its sole discretion it deems appropriate, the Series A Redeemable Nonvoting Preferred to be redeemed, and the notice provided to each such holder thereof will specify the number of shares of Series A Redeemable Nonvoting Preferred to be redeemed from such holder. If notice of redemption of any Series A Redeemable Nonvoting Preferred has been given and if the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of holders of the Series A Redeemable Nonvoting Preferred so called for redemption, then from and after the redemption date, the Series A Redeemable Nonvoting Preferred will no longer be deemed to be outstanding and all rights of holders of such shares will terminate, except the right to receive the redemption price.

(f)	Other Terms. Except as may otherwise be provided in this Section 4 or as required by law, the terms of the Series A Redeemable Nonvoting Preferred shall be identical to those of the Common Stock.

Section 5.    Series R Participating Cumulative Preferred Stock. An initial Five Hundred Thousand (500,000) shares of Preferred Stock of the Corporation are hereby designated as Series R Participating Cumulative Preferred Stock (the “Series R Preferred Stock”). Such number of shares may be decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series R Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series R Preferred Stock. The Series R Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof:

(a)

Dividends and Distributions. Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series R Preferred Stock with respect to dividends, the holders of shares of Series R Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Corporation’s Board of Directors shall approve (each such date being referred to in this Section 5 as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series R Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.001 and (ii) the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series R Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used in this Section 5, the “Formula Number” shall be 100; provided, however, that if the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that if the Corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

The Corporation shall declare a dividend or distribution on the Series R Preferred Stock as provided in Section 5(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.001 per share on the Series R Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Corporation’s Board of Directors may fix a record date for the determination of holders of shares of Series R Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock and which shall not be more than 60 days prior to the date fixed for payment thereof.

Dividends shall begin to accrue and be cumulative on outstanding shares of Series R Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series R Preferred Stock; provided, however, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series R Preferred Stock entitled to receive a quarterly dividend on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series R Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series R Preferred Stock entitled to receive a quarterly dividend on or prior to the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter (or such other Quarterly Dividend Payment Date as the Corporation’s Board of Directors shall approve) next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series R Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

So long as any shares of Series R Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 5(a) to be declared on the Series R Preferred Stock shall have been declared.

The holders of shares of Series R Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Section 5.

(b)	Voting Rights. The holders of shares of Series R Preferred Stock shall have the following voting rights:

(i)

Each holder of Series R Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series R Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holders of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(ii)

Except as otherwise provided in this Section 5 or by applicable law, the holders of shares of Series R Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

(iii)

Except as provided in this Section 5 or by applicable law, holders of Series R Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in these Articles) for authorizing or taking any corporate action.

(c)	Certain Restrictions.

(i)

Whenever quarterly dividends or other dividends or distributions payable on the Series R Preferred Stock as provided in Section 5(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series R Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(a)

declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock;

(b)

declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock, except dividends paid ratably on the Series R Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(c)

redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series R Preferred Stock; or

(d)

redeem or purchase or otherwise acquire for consideration any shares of Series R Preferred Stock, or any shares of stock ranking on a parity with the Series R Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Corporation’s Board of Directors) to all holders of such shares upon such terms as the Corporation’s Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Preferred Stock classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii)

The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this Section 5(c), purchase or otherwise acquire such shares at such time and in such manner.

(d)

Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock unless, prior thereto, the holders of shares of Series R Preferred Stock shall have received an amount equal to the greater of (i) $0.001 per share and (ii) the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock, except distributions made ratably on the Series R Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(e)

Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the then outstanding shares of Series R Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 5(e) and Section 5(a) appear to apply to a transaction, this Section 5(e) will control.

(f)	No Redemption; No Sinking Fund.

(i)

The shares of Series R Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series R Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series R Preferred Stock in the open market or by offer to any holder or holders of shares of Series R Preferred Stock.

(ii)	The shares of Series R Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

(g)

Ranking. The Series R Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Corporation’s Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such Preferred Stock and the qualifications, limitations and restrictions thereof.

(h)

Fractional Shares. The Series R Preferred Stock shall be issuable in whole shares or in any fractional share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction, and shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series R Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fractional share of Series R Preferred Stock, may elect to (a) make a cash payment for a fractional share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or (b) issue depository receipts evidencing such authorized fractional share of Series R Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series R Preferred Stock.

(i)

Reacquired Shares. Any shares of Series R Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular Series by the Corporation’s Board of Directors pursuant to the provisions of this Article III.

(j)

Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series R Preferred Stock as provided in this Section 5 shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series R Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series R Preferred Stock, voting as a separate class.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.    Number of Directors. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution of the Board of Directors.

Section 2.    Quorum and Manner of Acting. Unless otherwise provided by applicable law, the presence of a majority of the total number of directors constituting the whole Board (including vacancies and unfilled newly-created directorships) shall be necessary to constitute a quorum for the transaction of business. At all meetings of the Board at which a quorum is present, all matters shall be decided by the affirmative vote of the majority of the directors present, except as otherwise required by law.

Section 3.    Removal. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause but only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote for the election of directors.

Section 4.    Vacancies and Newly Created Directorships. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock or unless the Board of Directors determines by resolution that any vacancy or newly created directorship shall be filled by the shareholders, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next annual meeting of shareholders and until such director’s successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

ARTICLE V

AMENDING THE BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the shareholders of the Corporation to adopt, amend or repeal any Bylaws. The foregoing notwithstanding, the shareholders of the Corporation shall have no power to adopt, amend or repeal any Bylaws unless such adoption, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article V as a single class.

ARTICLE VI

AMENDING THE ARTICLES OF INCORPORATION

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and any other provisions authorized by the laws of the State of Oregon at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws (and notwithstanding that a lesser percentage may be specified by law), the provisions of Article IV, Article V, Article VII, and this Article VI hereof may not be altered, amended or repealed unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article VI as a single class.

ARTICLE VII

SHAREHOLDER MEETINGS

Section 1.    Written Action. Any action required or permitted to be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes for filing with the corporate records.

Section 2.    Special Meetings. Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, special meetings of shareholders of the Corporation may be called only by (a) the Chairman of the Board of Directors, or (b) the Board of Directors pursuant to a resolution approved by a majority of the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships, and any power of shareholders to call a special meeting is specifically denied.

ARTICLE VIII

INDEMNIFICATION

The Corporation shall indemnify to the fullest extent not prohibited by law any current or former officer or director who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was acting as a director, officer or agent of the Corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director, officer or employee in any such proceeding in advance of the final disposition of the proceeding if the officer or director sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under this Article VIII and (ii) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article VIII. The indemnification and advancement of expenses specifically provided hereby shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the official capacity of the person indemnified and as to action in another capacity while holding office.

The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VIII (whether by reason of the fact that such person is or was acting as a director, officer or agent of the Corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

ARTICLE IX

DIRECTOR LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director; provided that this Article IX shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Act. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the Act is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its shareholders shall be limited to the full extent permitted by the Act, as so amended from time to time. No amendment, modification or repeal of this Article, adoption of any provision in these Articles of Incorporation, or change in the law or interpretation of the law shall adversely affect any right or protection of a director or officer of the Corporation under this Article IX with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal, adoption or change.

ARTICLE X
REGISTERED OFFICE AND AGENT

The name of the initial registered agent of the corporation and the address of its registered office are as follows:

Corporation Service Company
1127 Broadway Street NE, Suite 310
Salem, OR 97301

ARTICLE XI
INCORPORATOR

The name and address of the incorporator are:

Charles Beck
8500 SW Creekside Place
Beaverton, Oregon 97008

ARTICLE XII
NOTICES

The address where the State of Oregon Corporation Division may mail notices to the corporation is:

8500 SW Creekside Place
Beaverton, Oregon 97008

ARTICLE XIII
STREET ADDRESS OF PRINCIPAL OFFICE

The initial physical street address of the corporation is:

8500 SW Creekside Place
Beaverton, Oregon 97008

ARTICLE XIV

INDIVIDUAL WITH DIRECT KNOWLEDGE

The name and address of an authorized representative of the corporation are:

Riley McCormack
8500 SW Creekside Place
Beaverton, Oregon 97008

[Signature Page Follows]

I declare as an authorized signer, under penalty of perjury, that this document does not fraudulently conceal, fraudulently obscure, fraudulently alter or otherwise misrepresent the identity of the person or any officers, directors, employees or agents of the Corporation. This filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

/s/ Charles Beck
Charles Beck, Incorporator

ANNEX C
BYLAWS
OF
DESCHUTES PARENT, INC.

Incorporated under the Laws of the State of Oregon

ARTICLE I
SHAREHOLDERS

Section 1.1     Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

Section 1.2     Special Meetings. Special meetings of the shareholders may be called only by the Chairman of the Board or the Board of Directors pursuant to a resolution approved by a majority of the total number of directors that the corporation would have if there were no vacancies or unfilled newly created directorships (the “Whole Board”).

Section 1.3     Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other places within or without the State of Oregon, as may be determined by the Board of Directors. The Board of Directors may, at its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Oregon Business Corporation Act (the “Act”).

Section 1.4     Notice of Meetings. Written notices stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed to each shareholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, the notice shall be effectively given when it is mailed to the shareholder with postage prepaid at the shareholder’s address shown in the corporation’s current record of shareholders.

Section 1.5     Waiver of Notice. A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 1.6     Record Date.

(a)    For the purpose of determining shareholders entitled to notice of a shareholders’ meeting or to vote or to take any other action, the Board of Directors of the corporation may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

(b)    A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(c)    If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

Section 1.7     Shareholders’ List for Meeting. After a record date for a meeting is fixed, the corporation shall prepare an alphabetical list of the names of all of its shareholders entitled to notice of a shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholder’s list does not affect the validity of action taken at the meeting.

Section 1.8     Quorum: Adjournment. Shares entitled to vote may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter. Any meeting of shareholders, annual or special, may be adjourned solely by the chairman of the meeting from time to time to reconvene at the same or some other time, date and place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. The shareholders present at a meeting shall not have authority to adjourn the meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

Section 1.9     Voting Requirements: Action Without Meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Directors are elected by a plurality of votes cast by the shares entitled to vote in an election at a meeting at which a quorum is present. Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that, under the Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

Section 1.10     Proxies. A shareholder may vote shares in person or by proxy. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided for in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

Section 1.11     Advance Notice of Shareholder Nominees and Shareholder Business.

(a)    Advance Notice of Shareholder Business.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a shareholder of the corporation who (1) is a shareholder of record at the time of the giving of the notice required by this Section 1.11(a) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 1.11(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(i)    To comply with clause (C) of Section 1.11(a) above, a shareholder’s notice must set forth all information required under this Section 1.11(a) and must be timely received by the Secretary of the corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the 90th day nor earlier than the 120th day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 1.11(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(ii)    To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (5) any material interest of the shareholder or a Shareholder Associated Person in such business, and (6) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to approve the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the Secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 1.11, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(iii)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.11(a) and, if applicable, Section 1.11(b). In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 1.11(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b)    Advance Notice of Director Nominations at Annual Meetings.

Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 1.11(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a shareholder of the corporation who (1) was a shareholder of record at the time of the giving of the notice required by this Section 1.11(b) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 1.11(b). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(i)    To comply with clause (B) of Section 1.11(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 1.11(b) and must be received by the Secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 1.11(a)(i) above.

(ii)    To be in proper written form, such shareholder’s notice to the Secretary must set forth:

(1)    as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Oregon law with respect to the corporation and its shareholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (2) as to such shareholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 1.11(a)(ii) above, and the supplement referenced in the second sentence of Section 1.11(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such shareholder or Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii)    At the request of the Board of Directors, any person nominated by a shareholder for election as a director must furnish to the Secretary of the corporation (1) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 1.11(b).

(iv)    Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 1.11(b). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c)    Advance Notice of Director Nominations for Special Meetings.

(i)    Nominations of persons for election to the Board of Directors shall be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting only (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (A) is a shareholder of record at the time of the giving of the notice required by this Section 1.11(c) and on the record date for the determination of shareholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the corporation that includes the information set forth in Sections 1.11(b)(ii) and (b)(iii) above. To be timely, such notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a shareholder in accordance with the notice procedures set forth in this Section 1.11(c). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii)    The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d)    Other Requirements and Rights.

In addition to the foregoing provisions of this Section 1.11, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11, including, with respect to business such shareholder intends to bring before the annual meeting that involves a proposal that such shareholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 1.11 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

Section 1.12     Organization. Meetings of shareholders shall be presided over by the Chief Executive Officer or by another chairman designated by the Board of Directors. The Secretary, or in his or her absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of the meeting shall appoint shall act as Secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1     Duties of Board of Directors. All corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be managed by its Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not required by the Act, the Articles of Incorporation, or these Bylaws to be exercised or done by the shareholders.

Section 2.2     Number, Election and Qualification. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Board of Directors. The Board of Directors shall be elected by the shareholders at their annual meeting, and each director shall be elected to serve until the next annual meeting of shareholders, and until the director’s successor shall be elected and qualified or until earlier death, resignation or removal. Directors need not be residents of the State of Oregon or shareholders of the corporation.

Section 2.3     Regular Meetings. A regular meeting of the Board of Directors may be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 2.4     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 2.5     Notice. Notice of the date, time and place of any special meetings of the Board of Directors shall be given to each director in any manner reasonably likely to be received at least 24 hours prior to the meeting by any means provided by law. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.6     Waiver of Notice. A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.7     Quorum, Majority Vote. Subject to Section 2.9 of these Bylaws, a number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 2.8     Meeting by Telephone Conference; Action Without Meeting.

(a)    Members of the Board of Directors may hold a board meeting by telephone conference or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(b)    Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing, or by electronic transmission, setting forth the action so taken shall be signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such writing or writings, or electronic transmission or transmissions, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

Section 2.9     Vacancies and Newly Created Directorships. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, or unless the Board of Directors determines by resolution that any vacancy or newly created directorship shall be filled by the shareholders, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next annual meeting of shareholders and until such director’s successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.10     Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken unless (a) the director’s dissent to, or abstention from, the action is entered in the minutes of the meeting, (b) a written dissent or abstention to the action is filed with the presiding officer of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting, or promptly upon arrival, to the holding of the meeting or transacting business at the meeting. The right to dissent or abstention shall not apply to a director who voted in favor of the action.

Section 2.11     Transactions with Directors.

(a)    A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director’s interest in the transaction if (1) the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves or ratifies the transaction; (2) the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they authorize, approve or ratify the transaction; or (3) the transaction is fair to the corporation.

(b)    For purposes of Section 2.11(a)(1) above, a conflict of interest transaction may be authorized, approved or ratified if it receives the affirmative vote of a majority of directors or committee members thereof, who have no direct or indirect interest in the transaction. If such a majority of such members vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action.

(c)    For purposes of Section 2.11(a)(2) above, a conflict of interest transaction may be authorized, approved or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director, or an entity controlled by a director, who has a direct or indirect interest in the transaction may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

(d)    A director has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.

Section 2.12     Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause but only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the corporation entitled to vote for the election of directors.

Section 2.13     Resignation. Any director may resign by delivering written notice to the Board of Directors, the Chairman or the corporation. Such resignation shall be effective (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specifies a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Articles of Incorporation, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE III
COMMITTEES OF THE BOARD

Section 3.1     Appointment. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them. A majority of all directors in office must approve the creation of a committee and the appointment of its members. No member of any committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

Section 3.2     Limitation on Powers of a Committee. A committee shall not have the authority of the Board of Directors in reference to: (a) authorizing distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; (b) approving or proposing to shareholders actions that the law requires to be approved by shareholders; (c) filling vacancies on the Board of Directors or on any of its committees; or (d) adopting, amending or repealing the Bylaws.

Section 3.3     Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

Section 3.4     Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

ARTICLE IV
OFFICERS

Section 4.1     Number. The Board of Directors at its first meeting following its election each year shall appoint a President and a Secretary. At this meeting, or at any other time, the Board of Directors may appoint one of its members as Chairman of the Board. Other officers and assistant officers as may be deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. Any two or more offices may be held by the same person and directors may hold any office unless the Articles of Incorporation or these Bylaws otherwise provide.

Section 4.2     Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors. The term of office of each officer commences upon appointment. Each officer shall hold office until a successor shall have been duly appointed and shall have qualified or until the officer’s death, resignation or removal in the manner hereinafter provided.

Section 4.3     Qualification. No officer need be a director, shareholder or Oregon resident.

Section 4.4     Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed from the officer position at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

Section 4.5     Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.6     Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee shall so preside. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, the Chairman of the Board shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the corporation which may be authorized by the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chairman of the Board shall be responsible, in consultation with the Chief Executive Officer, for setting an agenda for each meeting of the Board of Directors.

Section 4.7     President. The President shall be the Chief Executive Officer of the corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairman of the Board, and/or to any other officer, the President shall have the responsibility for the general management and the control of the business and affairs of the corporation and the general supervision and direction of all of the officers, employees and agents of the corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are prescribed from time to time by the Board of Directors.

Section 4.8     Secretary. The Secretary shall attend all meetings of the Board of Directors and any committee thereof and all meetings of shareholders and shall record and keep the minutes of all meetings of directors and shareholders in one or more books to be kept for that purpose. The Secretary shall perform such other duties and have such other authorities as are prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.9     Vice Presidents: Each Vice president shall perform duties and responsibilities prescribed by the Board of Directors or the President. The Board of Directors or the President may confer a special title upon a Vice President.

ARTICLE V
INDEMNIFICATION

Section 5.1     Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Act permitted the corporation to provide prior to such amendment).

Section 5.2     Employees and Other Agents. The corporation shall have power to indemnify its non-officer employees and other agents as set forth in the Act.

Section 5.3     No Presumption of Bad Faith. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

Section 5.4     Advances of Expenses. The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

(a)    furnishes the corporation a written affirmation of such person’s good faith belief that such person is entitled to be indemnified by the corporation; and

(b)    furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the corporation. Such advances shall be made without regard to the person’s ability to repay such expenses and without regard to the person’s ultimate entitlement to indemnification under this Article V or otherwise.

Section 5.5     Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Article V shall be deemed to be contractual rights and to be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this Article V and relevant provisions of the Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Article V to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to a commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.6     Non-Exclusivity of Rights. The right conferred on any person by this Article V shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

Section 5.7     Survival of Rights. The right conferred on any person by this Article V shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.8     Insurance. To the fullest extent permitted by the Act, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article V.

Section 5.9     Amendments. The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the corporation pursuant to this Article V (whether by reason of the fact that such person is or was acting as a director, officer or agent of the corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article V (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

Section 5.10     Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law.

Section 5.11     Certain Definitions. For the purposes of this Article V, the following definitions shall apply:

(a)    The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)    The term “expenses” shall be broadly construed and shall include without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under Section 5.5 of this Article V, but shall not include judgments or fines against the indemnified party.

(c)    The term “corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

(d)    References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)    References to “other enterprises” shall include employee benefit plans; references to “fines” in the Act shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article V.

ARTICLE VI
ISSUANCE OF SHARES

Section 6.1     Certificate for Shares.

(a)    No shares of the corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for such shares is adequate. Such determination by the Board of Directors shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. If certificates are issued, the certificates shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by any two of the following Officers: the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the corporation itself or an employee of the corporation. All certificates shall be consecutively numbered or otherwise identified.

(b)    Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or a statement of the existence of such designations, relative rights, preferences and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

(c)    The name and mailing address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificates shall be issued until a former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes.

Section 6.2     Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 6.3     Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signature of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.

Section 6.4     Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 6.5     Fractional Shares. The corporation shall not issue certificates for fractional shares.

ARTICLE VII
CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

Section 7.1     Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 7.2     Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name less authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.3     Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1     Seal. If the Board of Directors adopts a corporate seal, the seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”

Section 8.2     Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect of invalidate any other provision of these Bylaws.

ARTICLE IX
AMENDMENTS

Subject to the provisions of the Articles of Incorporation, and in furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal these Bylaws at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the shareholders of the corporation to adopt, amend or repeal any Bylaws. The foregoing notwithstanding, the shareholders shall have no power to adopt, amend or repeal these Bylaws unless such adoption, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes of this Article IX as a single class.

Adopted: February 26, 2026